Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-121277 and Form S-8 No. 333-10225) pertaining to the Allegheny Technologies Retirement Savings Plan of our report dated June 23, 2006, with respect to the financial statements and schedule of the Allegheny Technologies Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
June 26, 2006

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